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                                 AMENDMENT NO. 1 TO
                      UNDERWRITING AND DISTRIBUTION AGREEMENT


     THIS AMENDMENT, made this 26th day of February 1998, by and between Fortis Worldwide Portfolios, Inc., a Minnesota corporation (the "Fund") for and on behalf of each class of shares of each of the Fund's Portfolios and Fortis Investors, Inc., a Minnesota corporation ("Investors").

     1. Section 1 of the Underwriting and Distribution Agreement dated as of November 14, 1994 by and between the Fund and Investors is hereby amended to state that the term "Portfolios" shall be defined to include Fortis Global Growth Portfolio, Fortis International Equity Portfolio and any other Portfolios which may hereafter be created by the Board of Directors of the Fund.

     2.   The effective date of this Amendment shall be March 1, 1998.

     IN WITNESS WHEREOF, the Fund and Investors have caused this Amendment to be executed by their duly authorized officers as of the day and year first above written.

                                        FORTIS WORLDWIDE PORTFOLIOS, INC.


                                        By: /s/ Dean C. Kopperud
                                            ---------------------------------
                                                  Dean C. Kopperud
                                                  Its President

                                        FORTIS INVESTORS, INC.


                                        By: /s/ Dean C. Kopperud
                                            ---------------------------------
                                                  Dean C. Kopperud
                                                  Its President